                                                                   EXHIBIT 99.1




                            ASSET PURCHASE AGREEMENT

                                  DATED AS OF

                                  July 1, 1996

                                  BY AND AMONG

                         SALTON/MAXIM HOUSEWARES, INC.

                            BLOCK CHINA CORPORATION

                                      AND

                                ROBERT C. BLOCK

                               TABLE OF CONTENTS


                                                                                                                          PAGE

Section 1.       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

Section 2.       Basic Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         2.1     Purchase and Sale of Purchased Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         2.2     Excluded Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.3     Assumption of Certain Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         2.4     Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         2.5     Tax Treatment of Acquisition and Allocation of Purchase Price  . . . . . . . . . . . . . . . . . . . . .   11
         2.6     Post-Closing Adjustment of Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

Section 3.       Closing and Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

Section 4.       Representations and Warranties of the Stockholder and the Seller . . . . . . . . . . . . . . . . . . . .   12
         4.1     Organization; No Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         4.2     Authorization of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         4.3     Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         4.4     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         4.5     Undisclosed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         4.6     No Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         4.7     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         4.8     Accounts Receivable and Accounts Payable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         4.9     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         4.10    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         4.11    Machinery and Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         4.12    Title to Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         4.13    Intellectual Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.14    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.15    Product Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         4.16    Product Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.17    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         4.18    Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         4.19    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         4.20    Legal Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         4.21    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         4.22    Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         4.23    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         4.24    Investment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         4.25    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         4.26    Completeness of Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22



Section 5.       Representations and Warranties of the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         5.1     Organization of the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         5.2     Authorization of Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         5.3     Noncontravention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         5.4     Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         5.5     Brokers' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23

Section 6.       Post-Closing Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         6.1     Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         6.2     Post-Closing Consents; Nonassignable Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         6.3     Litigation Support . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         6.4     Agreements Regarding Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         6.5     Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         6.6     No Solicitation; Non-Compete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         6.7     Injunctive Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         6.8     Termination of Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         6.9     Property Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         6.10    Collection of Accounts Receivable  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         6.11    Repayment of Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         6.12    Moving Expense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         6.13    Transition Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

Section 7.       Closing Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         7.1     Conditions to Obligation of the Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         7.2     Conditions to Obligation of the Seller and the Stockholder . . . . . . . . . . . . . . . . . . . . . . .   30

Section 8.       Remedies for Breaches of this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         8.1     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         8.2     Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31

Section 9.       Piggyback Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         9.1     Request for Registration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         9.2     Limitations on Piggyback Registrations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         9.3     Selection of Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         9.4     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         9.5     Transfer of Shares and Assignment of the Registration Rights to the Stockholder  . . . . . . . . . . . .   36

Section 10.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         10.1    Press Releases and Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         10.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         10.3    Arbitration Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         10.4    Consent to Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         10.5    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38





         10.6    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         10.7    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         10.8    Descriptive Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         10.9    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         10.10   No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         10.11   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         10.12   Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         10.13   Incorporation of Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         10.14   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41


EXHIBITS

Exhibit A        -        Form of Note
Exhibit B        -        Form of Warrant
Exhibit C        -        Form of Bill of Sale
Exhibit D        -        Form of Employment Agreement
Exhibit E        -        Form of Seller's Legal Opinion
Exhibit F        -        Form of Lender Release
Exhibit G        -        Form of Assumption Agreement
Exhibit H        -        Form of Purchaser's Legal Opinion

TAX ALLOCATION SCHEDULE

DISCLOSURE SCHEDULES

Schedule 4.1              -       Organization
Schedule 4.3              -       Noncontravention
Schedule 4.4              -       Financial Statements
Schedule 4.6              -       No Material Adverse Change
Schedule 4.10             -       Contracts
Schedule 4.13(a)          -       Intellectual Property
Schedule 4.13(b)          -       Infringement
Schedule 4.14             -       Litigation
Schedule 4.7              -       ERISA
Schedule 4.18(b)          -       Leased Real Property
Schedule 4.19             -       Labor Relations
Schedule 4.23             -       Transactions with Affiliates
Schedule 4.24             -       Investment
Schedule 4.25             -       Insurance
Schedule 5.3              -       Noncontravention
Schedule 5.5              -       Broker's Fees


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into as of this 1st day of July, 1996, and among SALTON/MAXIM HOUSEWARES, INC., a Delaware corporation (the "Purchaser"), BLOCK CHINA CORPORATION, a New York corporation (the "Seller"), and ROBERT C. BLOCK (the "Stockholder").

         WHEREAS, upon the terms and subject to the conditions of this Agreement, the Purchaser desires to acquire from the Seller, and the Seller desires to sell to the Purchaser, substantially all of the Seller's assets (subject to certain of the Seller's liabilities as specifically provided herein).

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "Agreement" means this Asset Purchase Agreement and the Exhibits and Schedules attached hereto.

         "Assumed Contracts" means only those Contracts which are specifically set forth and described in Schedule 4.10 of the Disclosure Schedules.

         "Business" means the Seller's business of designing and marketing table top products, including china, crystal and glassware, including the agency and private label business relating thereto, and each and every of the following incidents of such business: income, cash flow, operations, condition (financial or other), assets, anticipated revenues, prospects and personnel.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Confidential Information" means any information concerning the operations and affairs of the Business.

         "Disclosure Schedules" means, collectively, the various schedules referred to in this Agreement and incorporated herein by reference.

         "Environmental Law" means any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term will encompass each of the following statutes and the regulations promulgated thereunder: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C., 33 U.S.C., 42 U.S.C. and 42 U.S.C. Section 9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
Section 6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C.
Section 2061 et seq.); (v) the Clean Water Act (33 U.S.C. Section 7401 et seq.); (vi) the Clean Air Act (42 U.S.C. Section 7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. Section 349); 42 U.S.C. Section 201 and Section 300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C.
Section 4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); and (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. Section 1101 et seq).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "GAAP" means United States generally accepted accounting principles, as in effect as of the date of this Agreement.

         "Hazardous Materials" means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law or the Release of which is prohibited under any Environmental Law. Without limiting the generality of the foregoing, the term will include:

                 (a) "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

                 (b) "hazardous waste" as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

                 (c) "hazardous materials" as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder;

                 (d) "chemical substance or mixture" as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder; and

                 (e)      petroleum products and byproducts, and asbestos.

         "Indebtedness" means (i) any debt, note, bond, capitalized lease obligation or any other indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade payables and other current liabilities incurred in the ordinary course of business), and (ii) any commitment by which a creditor is assured against loss, including contingent reimbursement obligations and guarantees of indebtedness of another.

         "IRS" means the Internal Revenue Service of the Department of the Treasury.

         "Legal Requirement" means any requirement arising under any action, law, treaty, rule or regulation, determination or direction of an arbitrator or governmental entity.

         "Lien" means any mortgage, pledge, security interest, charge or other encumbrance.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, storing, escaping, leaching, dumping, discarding, burying, abandoning or disposing into the environment.

         "Schedule" means, unless the context otherwise requires, the referenced schedule included in the Disclosure Schedules.

         "Shares" means the shares of Common Stock which may be acquired by the Seller from time to time pursuant to the exercise of the Warrant or pursuant to the Earn-Out Amounts set forth in Section 2.4.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Subsidiary" means any corporation with respect to which another specified corporation has the power under ordinary circumstances to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto.

         "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.

         "Transaction Documents" means this Agreement, and all other agreements, instruments, certificates and other documents to be entered into or delivered by any party to this Agreement in connection with the transactions contemplated to be consummated pursuant to any of the foregoing.

         Section 2.       Basic Transaction.

                 2.1 Purchase and Sale of Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing the Purchaser will purchase from the Seller, and the Seller will sell, transfer, assign, convey and deliver to the Purchaser, all of the assets, other than the Excluded Assets (as defined in Section 2.2), owned by the Seller (collectively, the "Purchased Assets"), including, but not limited to, the following assets:

                 (a) all cash and cash equivalents, marketable securities and short-term investments of the Seller as of the Closing Date;

                 (b) all accounts and notes receivable and other claims for money due to the Seller, including such receivables arising from the rendering of services or the sale of goods or materials in connection with the operation of the Business, as the same exist on the Closing Date (the "Accounts Receivable");

                 (c) all raw materials and supplies, manufactured and purchased parts, work and goods in process and finished goods inventories, unbilled revenues and other properties and rights associated with the performance of contracts with customers of the Business, as the same exist on the Closing Date (collectively, the "Inventory");

                 (d) all rights and benefits of the Seller under all contracts, commitments, agreements, bids and proposals to which the Seller is a party, including those listed on Schedule 4.10 of the Disclosure Schedules, all unfilled orders outstanding as of the Closing Date for the purchase of raw materials, goods or services by the Seller, and all unfilled orders outstanding as of the Closing Date for the sale of goods or services by the Seller (collectively, the "Contracts");

                 (e) all machinery, equipment, tools, test equipment, dies, spare parts, furniture, fixtures, automobiles and trucks owned by the Seller as of the Closing Date (and all assignable warranties relating thereto), and all of the Seller's interest in the machinery and equipment held by the Seller under equipment leases included in the Contracts (collectively, the "Machinery and Equipment");

                 (f) all patents, patent disclosures, trademarks, service marks, trade dress, logos, trade names (including the name "Block China" and any related or derivative name), copyrights, mask works and registrations, applications and associated goodwill for each of the foregoing owned, licensed or otherwise used by the Seller, including those listed on Schedule 4.13(a) of the Disclosure Schedules, and all computer software, computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data, pricing and cost information) and other intellectual property rights owned, licensed or otherwise used by the Seller as of the Closing Date (collectively, the "Intellectual Property");

                 (g) to the extent legally assignable, all licenses, approvals, permits, registrations, certificates and other similar rights obtained from governmental agencies and held by the Seller as of the Closing Date;

                 (h) all real property owned or leased by the Seller, and all of the Seller's rights to all buildings and other improvements located on such owned or leased property, and all of the Seller's right, title and interest in and to all easements, rights of way and all of the Seller's right, title and interest in and to all appurtenances to such owned or leased property, including, without limitation, all appurtenant rights on and to public streets (collectively, the "Real Estate");

                 (i) the Business of the Seller as a going concern and all goodwill of, in, related to or associated with the Business;

                 (j) all telephone numbers currently assigned to or used by the Seller;

                 (k) all deposits, prepayments, prepaid assets, refunds, causes of action, rights of recovery, rights of set-off and rights of recoupment of the Seller as of the Closing Date, including any rights of the Seller or its Affiliates under any property, casualty, workers' compensation or other insurance policy or related insurance service contract to the extent same relate to any Assumed Liability or any casualty affecting any of the Purchased Assets; and

                 (l) all books, records, ledgers, files, documents, correspondence, lists (including customer and supplier lists), plats, drawings, creative materials, advertising and promotional materials, studies, reports and other printed or written materials used by the Seller as of the Closing Date.

                 2.2      Excluded Assets.  Notwithstanding the provisions of
Section 2.1, the Purchased Assets will not include (i) any rights of the Seller under this Agreement or under any other Transaction Document, (ii) all qualifications to do business as a foreign corporation, (iii) all seals, minute books, stock transfer books, blank stock certificates and other documents relating to the organization, maintenance and existence of the Seller as a corporation, (iv) any account, account receivable, note or note receivable payable to the Seller by the Stockholder or any other stockholder or Affiliate of the Seller, (v) that anticipated refund of prepaid Generalized System of Preferences (GSP) duties in the approximate sum of $140,000, which may be payable to the Seller, (vi) stock owned by the Stockholder in one of the Seller's Polish glass suppliers, (vii) any automobiles, and (viii) any life insurance policies covering the Stockholder or any other stockholder of the Seller (collectively, the "Excluded Assets").

                 2.3      Assumption of Certain Liabilities.

                 (a) On the terms and subject to conditions set forth in this Agreement, at the Closing the Purchaser will assume and become responsible for (i) all liabilities and obligations of the Seller in connection with the Business reflected on the Interim Balance Sheet, except for any Excluded Liabilities (as defined in Section 2.3(b)), (ii) all liabilities and obligations of the Seller in connection with the Business which have arisen since the date of the Interim Balance Sheet in the ordinary course of the operation of the Business (other than any liabilities or obligations resulting from, arising out of, relating to, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law) which in accordance with GAAP consistent with the Seller's past practices (so long as such practices are in accordance with GAAP) would be accrued as liabilities of the Seller on its balance sheet as of the Closing Date, except for any Excluded Liabilities, and (iii) all liabilities and obligations of the Seller arising in connection with the performance of the Assumed Contracts from and after the Closing Date (other than any liabilities or obligations, including any consequential or incidental damages, resulting from, arising out of, relating to, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law by the Seller on or prior to the Closing Date).

                 (b) Notwithstanding the provisions of Section 2.3(a), the Purchaser will not assume, and will not be deemed to have assumed: (i) any Indebtedness of the Seller, other than (A) the Indebtedness in the aggregate amount of $3,742,017.76 to Banco Portugues do Atlantico, New York Branch (the "Bank") (as specified in the pay-off letter of the Bank delivered by the Seller pursuant to Section 7.1(k) hereof) and $272,918.28 to LBS Bank-New York ("LBS") (as specified in the pay-off letter of LBS delivered by the Seller pursuant to Section 7.1(k) hereof) pursuant to that certain Revolving Credit and Term Loan Agreement dated as of September 2, 1993, as amended, by and among the Seller, the Bank and LBS (the "Loan Agreement"), (B) the promissory notes each dated June 21, 1996, in the aggregate principal amount of $400,000 in favor of Bernie Goldstein, (C) the promissory note dated June 21, 1996, in the principal amount of $100,000 in favor of Alan G. Schwartz and (D) indebtedness in the aggregate amount of $113,519.15 to CIT Group (other than in the case of each of clause (A), (B), (C) and (D) Indebtedness in the aggregate amount of $113, 519.15 to CIT Group any liabilities or obligations, including any consequential or incidental damages, resulting from, arising out of, related to, or caused by any breach of contract or violation of law by the Seller on or prior to the Closing Date); (ii) any liabilities or obligations of the Seller to any of its stockholders, employees, directors, officers or any other of its Affiliates, other than the Seller's debt owed to Betsy Block, Alan G. Schwartz and the Stockholder in the principal amount of $122,000, $150,000 and $117,000, respectively (or such lesser amount after any post-closing adjustment pursuant to Section 2.6); provided that the payment of each such debt shall be subject to, and governed by, the terms of the Note in the form of Exhibit A attached to this Agreement (each, a "Note"); (iii) any liability to any employee of the Seller which was accrued or incurred by the Seller at any time on, prior to or after the Closing Date, including any severance, sick, holiday or vacation pay obligation and any compensation required to be paid and benefits required to be provided under any employee benefit plan; (iv) any environmental liabilities of the Seller or any of its Affiliates arising out of events prior to the Closing, including liabilities for violations of Environmental Laws or for the generation, storage, presence, use, handling, treatment, transportation, release or disposal of Hazardous Materials, (v) any liabilities or obligations (whether assessed or unassessed) of the Seller or any of its Affiliates for any Taxes, including any Taxes arising by reason of the transactions contemplated herein, as of or for any period ending on or prior to the Closing Date; (vi) any liabilities or obligations of the Seller or any of its Affiliates arising from or incurred in connection with any litigation, proceeding or claim involving events or activities that occurred prior to the Closing Date, (vii) any obligation of the Seller or any of its Affiliates to indemnify any person or entity by reason of the fact that such person was a director, officer, employee or agent of the Seller or any of its Affiliates or was serving at the request of the Seller or any of its Affiliates as a partner, trustee, director, officer, employee or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement or otherwise); (viii) any liability or obligation arising out of, resulting from or caused by any breach of warranty or otherwise relating to any claim with respect to products shipped or manufactured by the Seller, its Affiliates or the Business on or before the Closing Date; (ix) any liabilities or obligations (including any consequential or incidental damages) resulting from, arising out of, relating to, or caused by any breach of contract, breach of warranty, tort, infringement or violation of law by the Seller or any of its Affiliates on or prior to the Closing Date, (x) any liabilities or obligations of the Seller or any of its Affiliates under (A) the Master Equipment Lease Agreement dated January 31, 1991 by and between the Seller, as Lessee, and Automatic Data Processing, Inc., as Lessor, Lease No. 4203 or (B) the Master Equipment Lease Agreement dated December 16, 1994 by and between the Seller, as Lessee, and ADP Leasing, as Lessor, Lease No. 20053, (xi) the Collective Factoring Agreement dated September 2, 1993, as amended, by and between the Seller and CIT Group, as successor in interest to Barclay's American Commercial, Inc., or (xii) any other obligations or liabilities of the Seller or any of its Affiliates whatsoever other than as specifically set forth in Section 2.3(a)(with all such unassumed liabilities and obligations referred to herein as the "Excluded Liabilities").

                 (c) The Seller (or, if applicable, its Affiliates) shall continue to be responsible for all of the Excluded Liabilities, whether fixed or contingent, known or unknown. It is expressly agreed and understood that the Purchaser is not assuming any obligation or liability of Seller or its Affiliates or the Business of any kind or nature whatsoever, whether fixed or contingent, known or unknown, other than the Assumed Liabilities. The Seller and the Stockholder, jointly and severally, on the one hand, and the Purchaser, on the other hand, hereby agrees to indemnify, defend and hold harmless the other party, and its respective successors and assigns, from and against all damages, costs and expenses, including reasonable attorney's fees, litigation expenses, and other professional fees incurred by the other as a result of the assertion against the indemnified party of any liability or obligation which by virtue of this Section 2.3 has been assumed or retained by the indemnifying party, as the case may be.

                 (d) The assumption by the Purchaser of liabilities of the Seller pursuant to this Agreement shall in no way expand the rights or remedies of any third party against the Purchaser or the Seller as compared to the rights and remedies which such third party would have had against the Seller had the Purchaser not assumed such liabilities. Without limiting the generality of the foregoing, the assumption by the Purchaser of liabilities of the Seller pursuant to this Agreement shall not create any third party beneficiary rights.

                 2.4      Purchase Price.

                 (a) On the terms and subject to the conditions set forth in this Agreement, and subject to the purchase price adjustment set forth in Section 2.6, the Purchaser shall pay the purchase price for the Purchased Assets (the "Purchase Price") as follows:

                          (i) on the Closing Date, the Purchaser shall cause to be delivered $1,485,000 by wire transfer of immediately available funds to an account designated in writing by the Seller;

                          (ii) on the Closing Date, the Purchaser shall issue to the Seller a warrant to purchase 25,000 shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") in the form of Exhibit B attached to this Agreement (the "Warrant");

                          (iii) on the Closing Date, the Purchaser shall assume the Assumed Liabilities; and

                          (iv)    within five business days after each
                 applicable Payment Date, the Purchaser shall pay the Seller the following additional consideration, if any (the "Earn-Out Amounts"):

                                  (A)      $83,333 and 25,000 shares of Common
                          Stock upon the earliest to occur of: (i) the Gross Margin of the Business for Year One equaling or exceeding $2,989,000; (ii) the cumulative Gross Margin of the Business for Year One and Year Two equaling or exceeding $6,287,000; or (iii) the cumulative Gross Margin of the Business for Year One, Year Two and Year Three equaling or exceeding $9,920,000;

                                  (B)      an additional $83,333 and 25,000
                          shares of Common Stock upon the earliest to occur of:
                          (i) the Gross Margin of the Business for Year One equaling or exceeding $3,165,000 for Year One; (ii) the cumulative Gross Margin of the Business for Year One and Year Two equaling or exceeding $6,656,000; or
                          (iii) the cumulative Gross Margin of the Business for Year One, Year Two and Year Three equaling or exceeding $10,504,000;

                                  (C)      an additional $83,333 and 25,000
                          shares of Common Stock upon the earliest to occur of:
                          (i) the Gross Margin of the Business for Year Two equaling or exceeding $3,297,000; or (ii) the cumulative Gross Margin of the Business for Year Two and Year Three equaling or exceeding $6,931,000;

                                  (D)      an additional $83,333 and 25,000
                          shares of Common Stock upon the earliest to occur of:
                          (i) the Gross Margin of the Business for Year Two equaling or exceeding $3,491,000; or (ii) the cumulative Gross Margin of the Business for Year Two and Year Three equaling or exceeding $7,339,000;

                                  (E)      an additional $83,333 and 25,000
                          shares of Common Stock if the Gross Margin of the Business for Year Three equals or exceeds $3,634,000; and

                                  (F)      an additional $83,333 and 25,000
                          shares of Common Stock if the Gross Margin of the Business for Year Three equals or exceeds $3,848,000.

                 (b) Not later than 90 days after the end of Year One, Year Two and Year Three, respectively, the Purchaser shall prepare, in conjunction with its independent public accountants, and deliver to the Seller a detailed statement of earnings for the Business for the applicable Year setting forth the Purchaser's determination of the Gross Margin of the Business for such Year. If the Seller chooses, it may cause its independent accountants to audit the Purchaser's determination of the Gross Margin of the Business for such Year (at the Seller's expense), and the Seller will deliver to the Purchaser not later than 120 days after the end of such Year a detailed statement describing its objections (if any) to the Purchaser's determination of the Gross Margin of the Business for such Year. If the Seller does not so object, the Purchaser's determination of the Gross Margin of the Business for such Year will be conclusive and binding upon the parties. The Purchaser and the Seller will use reasonable efforts to resolve any such disputes, but if a final resolution is not obtained within 60 days after the Seller has submitted its objections, any remaining disputes will be resolved by an accounting firm mutually agreeable to the Purchaser and the Seller (the fees and expenses of such firm to be shared equally by the Purchaser and the Seller). If the Purchaser and the Seller are unable to mutually agree on such an accounting firm, a "big-six" accounting firm will be selected by lot after eliminating one firm designated as objectionable by each of the Purchaser and the Seller. The determination of any accounting firm so selected will be conclusive and binding upon the parties. The costs and expenses of such accounting firm shall be allocated based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Seller claims the Gross Margin of the Business is $1,000 greater than the amount determined by the Purchaser, and the

         Purchaser contests only $500 of the amount claimed by the Seller, and if the accounting firm ultimately resolves the dispute by awarding the Seller $300 of the $500 contested, then the costs and expenses of such accounting firm will be allocated 60% (i.e., 300 / 500) to the Purchaser and 40% (i.e., 200 / 500) to the Seller.

                 (c) For purposes of this Section 2.4, the following terms shall have the following meanings:

                                  (i)      "Cost of Goods Sold" for a given
                          Year shall mean the aggregate landed cost of goods sold of the Business, prepared in accordance with GAAP consistent with Seller's past practices. Without limiting the generality of the foregoing, "Cost of Goods Sold" shall be determined on a first-in first-out basis and shall include the following costs: product costs, ocean freight, air freight, brokerage fees, duty, freight in, marine insurance, molds and samples, outside buying services, buying salaries, payroll taxes, buying commissions and design costs.

                                  (ii) "Gross Margin of the Business" for a given Year shall mean Net Sales minus Cost of Goods sold minus Selling Expenses.

                                  (iii)    "Net Sales" for a given Year shall
                          mean the aggregate sales of the Business prepared in accordance with GAAP consistent with Seller's past practices, less (i) returned goods (including freight or handling incurred thereon), discounts, refunds, credits and allowances made or allowed to customers and (ii) sales and excise taxes actually paid.

                                  (iv)     "Payment Date" shall mean the date
                          on which the Gross Margin of the Business for Year One, Year Two or Year Three, as the case may be, is finally and conclusively determined in accordance with Section 2.4(b).

                                  (v)      "Selling Expenses" for a given Year
                          shall mean the aggregate selling and advertising expenses of the Business including, without limitation, the Stockholder's salary, salesmen salaries, payroll taxes, employee benefits, compensation insurance, commissions, promotion salaries, freight out, freight charged to customers, advertising (local, co-op, etc.), photos, promotion, royalties, showroom expenses (rent, electric, etc.), show expenses, travel expenses-sales, depreciation-auto, entertainment expenses and local travel.

                                  (vi)     "Year One" shall mean the twelve
                          (12) month period commencing on July 1, 1996 and ending on June 30, 1997.

                                  (vii)    "Year Two" shall mean the twelve
                          (12) month period commencing on July 1, 1997 and ending on June 30, 1998.

                                  (vi)     "Year Three" shall mean the twelve
                          (12) month period commencing on July 1, 1998 and ending on June 30, 1999.

                 (d) Notwithstanding anything herein to the contrary, the number of shares of Common Stock which may be issued to the Seller pursuant to Section 2.4(a) shall be equitably adjusted to the extent that such adjustment is necessary to preserve the economic value of such shares in the event of a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, asset spin-off, split-off or similar event, of or by the Purchaser before the date such shares are issued. The Purchaser agrees to give the Seller prompt written notice of the occurrence of any event set forth in this Section 2.4(d).

                 (e) The Purchaser and the Stockholder each agree to use reasonable efforts to cause the Business to continue to operate in the ordinary course of business and to take such actions as are necessary or appropriate to enhance the profitability and long-term value of the Business. Without limiting the generality of the foregoing, neither the Purchaser nor the Stockholder shall cause the Business to take any action outside of the ordinary course of the Business that would have the effect of shifting revenues into or expenses out of any Year from periods in which such revenues or expenses would otherwise be recognized.

                 2.5 Tax Treatment of Acquisition and Allocation of Purchase Price. The parties hereto hereby agree that for federal and state income tax purposes they shall treat the acquisition herein contemplated as an asset purchase agreement and not as a tax free reorganization under Section 368 of the Code. The parties hereto agree that the Purchase Price shall be allocated to the Purchased Assets as provided in the Tax Allocation Schedule attached hereto. Neither the Purchaser, on the one hand, nor the Seller and the Stockholder, on the other hand, shall perform any act or permit any omission in any tax filing or otherwise which is inconsistent with the tax treatment referred to in the first sentence of this Section 2.5 or with the allocation set forth in the Tax Allocation Schedule. Additionally, the Purchaser, on the one hand, and the Seller and the Stockholder, on the other hand, shall cooperate with the other in any filings required under Section 1060 of the Code. Notwithstanding the foregoing, the parties hereto hereby agree that the Purchase Price allocation set forth in the Tax Allocation Schedule shall be revised and modified as appropriate to reflect any adjustments made to the Purchase Price pursuant to Section 2.6 below.

                 2.6 Post-Closing Adjustment of Purchase Price. Within sixty (60) days following the Closing Date, the Purchaser shall cause a firm of certified public accountants to prepare (in accordance with GAAP applied consistently with the Seller's past practices (so long as such practices are in accordance with GAAP)) and deliver to the Seller a balance sheet of the Purchased Assets and the Assumed Liabilities as of the Closing Date (the "Closing Date Balance

Sheet"); provided that the amount of accounts receivable reflected on the Closing Date Balance Sheet shall be determined net of a $650,000 allowance for doubtful accounts. To the extent the book value of the Purchased Assets less the Assumed Liabilities as reflected on the Closing Date Balance Sheet is less than ($129,000) (minus up to $25,000 of reasonable, documented legal and accounting fees and expenses incurred by the Seller in connection with the negotiation of the Transaction Documents), the Purchase Price shall be decreased by the amount of such deficiency. In the event of any such deficiency, the Purchaser shall first deduct the amount of such deficiency from the principal amount of any or all of the Notes to the Stockholder, Alan G. Schwartz or Betsy Block (in such order and provided that any such deduction(s) shall be deemed effective as of the Closing Date) and any deficiency amounts in excess of the principal amount of such Notes shall be promptly paid by the Seller to the Purchaser within five (5) days after the Seller's receipt of the Closing Date Balance Sheet. Any such payment shall be made by wire transfer or delivery of other immediately available funds. The Seller and the Stockholder shall be jointly and severally liable for any amounts due and owing to the Purchaser pursuant to this Section 2.6.

                 Section 3. Closing and Closing Date. The consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, at 10:00 a.m., Chicago time, on the date hereof (the "Closing Date"), or at such other place or on such other date as the Purchaser and the Seller may agree.

                 Section 4. Representations and Warranties of the Stockholder and the Seller. Each of the Stockholder and the Seller, jointly and severally, represent and warrant to the Purchaser that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

                 4.1 Organization; No Subsidiaries. Except as set forth on Schedule 4.1 of the Disclosure Schedules, the Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified and has all requisite power and authority to own, lease and operate its properties and to conduct its business, including without limitation the Business, as now conducted, in, and is in good standing in, each jurisdiction where the conduct of its business (including the Business) or the nature of its property (including the Purchased Assets) requires qualification. The Seller does not own or hold any rights to acquire any capital stock or any other security interest or investment in any other person or entity other than investments which constitute cash or cash equivalents. Except as expressly set forth on Schedule 4.1 of the Disclosure Schedules, the Seller does not have, and has never had, a Subsidiary.

                 4.2 Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver the Transaction Documents and to perform its obligations pursuant to the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Seller, and the consummation by the Seller of the transactions contemplated by the Transaction Documents, have been duly and effectively authorized by the Board of Directors and stockholders of the Seller and no other corporate action is necessary for the execution, delivery and performance by the Seller of the Transaction Documents and the consummation by the Seller of the transactions contemplated by the Transaction Documents. Each of the Transaction Documents constitutes the valid and legally binding obligations of the Seller, enforceable in accordance with its terms and conditions. The Stockholder has the requisite capacity necessary to enter into, deliver and carry out his obligations pursuant to the Transaction Documents to which he is a party. Each Transaction Document to which the Stockholder is a party constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms and conditions.

                 4.3      Noncontravention.  Except as expressly set forth on
Schedule 4.3 of the Disclosure Schedules, the execution, delivery and performance of the Transaction Documents to which any of the Seller or the Stockholder is a party, and the consummation by the Seller or the Stockholder of the transactions contemplated by the Transaction Documents, will not (i) conflict with or result in a breach of the terms, conditions or provisions of,
(ii) constitute a default under, (iii) result in the creation of any Lien upon any of the Purchased Assets under, (iv) give any third party the right to modify, terminate or accelerate any Assumed Liability or other liability or obligation of the Seller under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or declaration or notice to any governmental entity pursuant to, the charter or bylaws of the Seller or any agreement, instrument or other document, or any Legal Requirement which the Seller, the Stockholder or any of the Seller's assets is subject. Without limiting the generality of the foregoing, except as set forth on Schedule 4.3 of the Disclosure Schedules, neither the Seller, the Stockholder nor any of their respective Affiliates has entered into any agreement, or is bound by any obligation of any kind whatsoever, directly or indirectly to transfer or dispose of (whether by sale of stock or assets, assignment, merger, consolidation or otherwise) the Business or the Purchased Assets (or any substantial portion thereof) to any person or entity other than the Purchaser, and neither the Seller nor the Stockholder has entered into any agreement or any obligation of any kind whatsoever to issue any capital stock of the Seller to any person or entity.

                 4.4 Financial Statements. Set forth as Schedule 4.4 of the Disclosure Schedules are correct and complete copies of:

                 (a) audited balance sheets of the Seller as of December 31, 1995, December 31, 1994 and December 31, 1993 (the "Year-End Balance Sheets"), and the related statements of income and cash flows for the years then ended (the "Year End Financial Statements"); and

                 (b) the unaudited balance sheet of the Seller as of March 30, 1996 (the "Interim Balance Sheet"), and the related statement of income and cash flows for the one-month period then ended (the "Interim Financial Statements").

                 (The Year-End Balance Sheets and the Interim Balance Sheet are referred to in this Agreement collectively as the "Balance Sheets"). The Year-End Financial Statements and the Interim Financial Statements are referred to in this Agreement collectively as the "Financial Statements". The Balance Sheets and the Financial Statements (including the notes thereto) have been prepared in accordance with GAAP, consistently applied, present fairly the financial condition of the Seller as of the dates and for the periods, are correct and complete, and are consistent with the books and records of the Seller (which books and records are correct and complete), subject to normal year-end adjustments (which will not be material individually or in the aggregate) in the case of the Interim Balance Sheet and the Interim Financial Statements.

                 4.5 Undisclosed Liabilities. As of the Closing Date, the Seller will have no liabilities or obligations (whether absolute or contingent, liquidated or unliquidated, known or unknown, or due or to become due), and to the best knowledge of the Seller, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand, except for liabilities and obligations (i) reflected on the Interim Balance Sheet, and (ii) arising after the date of the Interim Balance Sheet in the ordinary course of business (none of which results from, arises out of, relates to or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

                 4.6 No Material Adverse Change. Since the date of the Interim Balance Sheet, there has not occurred any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Business. Without limiting the generality of the foregoing, since such date, except as expressly set forth on Schedule 4.6 of the Disclosure Schedules: (i) the Seller has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business; (ii) the Seller has not entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $25,000 or outside the ordinary course of business; (iii) no party (including the Seller and its Affiliates) has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $10,000 to which the Seller is a party or by which the Business or the Purchased Assets are bound; (iv) the Seller has not sold or otherwise disposed of (or contracted or agreed to sell or otherwise dispose of) any material capital assets of the Business (except for sales of inventory in the ordinary course of business) nor has the Seller imposed any Lien upon any of its assets, tangible or intangible (including, without limitation, the Purchased Assets); (v) the Seller has not made any capital expenditure (or series of related capital expenditures) either involving more than $10,000 or outside the ordinary course of business; (vi) the Seller has not delayed or postponed the payment of accounts payable or other liabilities or obligations; (vii) the Seller has not cancelled, compromised, waived or released any right or claim (or series of related rights and claims) either involving more than $20,000 or outside the ordinary course of business; (viii) the Seller has not declared, set aside or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased or otherwise acquired any of its capital stock;
(ix) the Seller has not experienced any material or substantial damage, destruction or loss (whether or not covered by insurance) to its property and has maintained the

Purchased Assets (including any leased properties) in good operating condition and repair; (x) except for interest payments due in the ordinary course, the Seller has not made any payment of any intercompany debt, loan or other Indebtedness to any of its Affiliates (including that certain "Loan payable-officer" of $413,031 reflected on the Interim Balance Sheet) or paid any amount to any third party with respect to any liability or obligation which would not constitute an Assumed Liability if in existence as of the Closing;
(xi) to the best of Seller's knowledge, there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business, involving the Seller, the Business or the Purchased Assets; (xii) the Seller has not made, permitted to be made or suffered any material change in the conduct of the Business or instituted any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation or otherwise effected any material change to the Business not in the usual and ordinary course of business and consistent with the past operation of the Business; (xiii) the Seller has not increased the rate or form of compensation payable to any officer, employee, partner or agent of the Seller or the Business other than in the ordinary course of business;
(xiv) the Seller has not committed or omitted to take any act which caused (or upon subsequent notice will cause) a termination of or material breach or default of any material contract, commitment or obligation to which the Seller is a party or by which its assets are bound relating to the Business, including but not limited to the Contracts; (xv) the Seller has not disclosed any Confidential Information to any person or entity other than the Purchaser, the Purchaser's representatives or the Seller's attorneys, accountants or lenders;
(xvi) the Seller has not made any charitable contributions; (xvii) the Seller has not received any indication from any material supplier of the Seller to the effect that such supplier will stop, or materially decrease the rate of, supplying materials, products or services to the Seller (or to the Purchaser, if the transactions contemplated hereby are consummated); (xviii) the Seller has not suffered or been threatened with the generality of the foregoing, the existence or threat of any labor dispute, or a change in, or loss of, any relationship with customers or clients; and (xix) the Seller has not committed to any of the foregoing.

                 4.7      Tax Matters.

                 (a) The Seller has filed all Tax Returns that it was required to file with respect to the Business or otherwise. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Seller with respect to the Business, the Purchased Assets or otherwise (whether or not shown on any Tax Return), have been paid and all current Taxes with respect to the Business, the Purchased Assets, income, expense or credits of the Seller have been paid or provided for or will be paid or provided for prior to the Closing. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim with respect to the Business or the Purchased Assets has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There is no Lien on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax.

                 (b) The Seller has withheld and paid all material Taxes with respect to the Business, the Purchased Assets or otherwise required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                 (c) There is no pending dispute or claim concerning any tax liability of the Seller with respect to the Business or the Purchased Assets. No Tax audits are pending or being conducted with respect to the Seller.

                 (d) The Seller has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                 (e) A valid election to be an S Corporation (as defined in Section 1361(d) of the Code and any corresponding provisions of state, local or foreign law) has been in effect with respect to the Seller at all time since January 1, 1987.

                 (f) The Seller is not a party to any Tax sharing or allocation agreement, and the Seller does not have any liability for Taxes of any person or entity under Section 1.1503-6 of the United States Treasury Regulations promulgated pursuant to the Code (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

                 4.8 Accounts Receivable and Accounts Payable. The accounts receivable reflected on the Interim Balance Sheet are, and all accounts receivable of the Seller arising after the date of the Interim Balance Sheet and on or prior to the Closing Date will be, bona fide receivables, accounted for in accordance with GAAP, representing amounts due with respect to actual transactions in the ordinary course of the operation of the Business.
To the best knowledge of the Seller, all such receivables are and will be fully collectible by the Purchaser (without any requirement on the part of the Purchaser to perform or provide any further work, services or goods in respect thereof) net of the reserve set forth in the Interim Balance Sheet, which reserve was calculated consistent with past practices. The accounts payable reflected on the face of the Interim Balance Sheet (rather than any notes thereto) arose, and all accounts payable arising after the date of the Interim Balance Sheet and on or before the Closing Date will have arisen, from bona fide transactions in the ordinary course of business and have been paid or are not yet due and payable as of the Closing Date.

                 4.9 Inventory. The Inventory consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods purchased for or by Seller or manufactured by Seller in the ordinary course of the Business and consistent with the requirements of the Business and the volumes of purchases and production thereof and orders therefore have not been reduced or increased in anticipation of the transactions contemplated by this Agreement. The Inventory of the Seller is merchantable and fit for the purpose for which it was procured or manufactured, and is not slow-moving, obsolete, damaged or defective.

                 4.10     Contracts.

                 (a)      Except for the Contracts specifically listed on
         Schedule 4.10 of the Disclosure Schedules, the Seller is not a party to, and neither the Seller, the Business or the Purchased Assets are otherwise bound by or subject to, any written or oral contract, agreement, instrument or other understanding or arrangement of any kind or, nature whatsoever, including, without limitation, any mortgage, indenture, note, guarantee, letter of credit, purchase or sale agreement or order, purchase commitment, license agreement, independent sales representative or distributorship agreement, lease or sublease agreement, employment or consulting agreement, collective bargaining agreement, severance agreement, employee benefit, welfare or stock plan or arrangement, joint venture or partnership agreement, license or sublicense agreement, or non-competition or non-solicitation agreement.

                 (b) The Seller has delivered or made available to the Salton correct and complete copies of each Contract listed on Schedule
         4.10 of the Disclosure Schedules, as amended to date. Each Contract is a valid, binding and enforceable obligation of the Seller and the other party or parties thereto (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject as to enforceability to general principles of equity), and is in full force and effect. Except as expressly set forth on Schedule
         4.10 of the Disclosure Schedules, (i) neither the Seller nor the other party or parties thereto is in breach of any term of any Contract or has repudiated any term of any Contract, (ii) no event, occurrence or condition exists which, with the lapse of time or the giving of notice, would become a default under any Contract by the Seller or any other party thereto, (iii) the Seller has not released any of its rights under any Contract, (iv) no Contract requires from the Seller (or will require from the Purchaser by virtue of its assumption thereof), the payment or performance of material considerations by the Seller (or the Purchaser by virtue of its assumption thereof) on or after the Closing Date without receipt by the Purchaser of consideration of commensurate value, (v) no advance payments have been made under any Contract, and (vi) no consents, releases or agreements of any other party are necessary to permit the Seller's assignment of all of its right, title and interest under the Contracts to the Purchaser.

                 4.11 Machinery and Equipment. No machinery, equipment, fixtures or other tangible asset is needed for the conduct of the Business as presently conducted except for that which is owned by the Seller (and included in the Purchased Assets) or leased by the Seller pursuant to a Contract. Each such tangible asset (including the Purchased Assets) has been maintained in accordance with normal industry practice and is in good operating condition and repair (subject to normal wear and tear).

                 4.12 Title to Assets. The Seller has good and marketable title to, or a valid leasehold interest in, the properties and assets (including the Purchased Assets) used by the Business, shown on the Interim Balance Sheet or acquired after the date thereof, and each item of Machinery and Equipment purported to be owned by it, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Interim Balance Sheet.

                 4.13     Intellectual Property.

                 (a) Schedule 4.13(a) of the Disclosure Schedules lists each patent, registered trademark, registered service mark, trade dress, logo, trade name, copyright, mask work and registration or application for any of the foregoing owned by or licensed to the Seller for use in connection with the Business. Except as specifically set forth on Schedule 4.13(a) of the Disclosure Schedules, the Seller has good and marketable title to each item of Intellectual Property purported to be owned by it, free and clear of any Liens, existing or pending. The Seller owns or has the right to use pursuant to licenses, sublicenses, agreements or permission all patents, trademarks, service marks, trade dress, trade secrets, logos, trade names, copyrights and mask works necessary for the operation of the Business as presently conducted.

                 (b) The Seller has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual property rights of third parties, and neither the Seller nor the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller have ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation, violation or adverse claims of ownership (including any claim that the Seller must license or refrain from using any Intellectual Property rights of any third party). To the best of Seller's knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Seller.

                 4.14 Litigation. Schedule 4.14 of the Disclosure Schedules sets forth each instance in which the Seller, the Purchased Assets or any Contract is (i) subject to any unsatisfied judgment, order, decree, stipulation, injunction or charge, or (ii) a party to or is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing or investigation of or in any court of quasi-judicial or administrative agency or any federal, state, local or foreign jurisdiction. None of the actions, suits, proceedings, hearings and investigations set forth on Schedule 4.14 of the Disclosure Schedules could result in any material adverse change in the business, financial condition, operations, results of operations or future prospects of the Business or otherwise have a material adverse effect on any of the Purchased Assets or any of the Seller's rights or benefits under any Contract.

                 4.15 Product Warranty. Each product manufactured, sold, leased or delivered by the Seller has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Seller does not have any liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability) for replacement or repair thereof or other damages in connection therewith except for such replacements or repairs which are consistent with the Seller's past practices.

                 4.16 Product Liability. The Seller has no liability (and, to the best knowledge of the Seller, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Seller.

                 4.17 ERISA. Except as set forth on Schedule 4.17 of the Disclosure Schedule:

                 (a) with respect to all current employees (including those on lay-off, disability or leave of absence), former employees, and retired employees of the Seller (the "Seller Employees"), the Seller does not maintain or contribute to any (a) employee welfare benefit plans (as defined in Section 3(1) of ERISA) ("Employee
         Welfare Plans"), or (b) any plan, policy or arrangement which provides nonqualified deferred compensation, bonus or retirement benefits, severance or "change of control" (as set forth in Code Section 280G) benefits, or life, disability accident, vacation, tuition reimbursement or other material fringe benefits ("Other Plans");

                 (b) the Seller does not maintain, contribute to, or participate in any defined benefit plan or defined contribution plan which are employee pension benefit plans (as defined in Section 3(2) of ERISA) ("Employee Pension Plans");

                 (c) the Seller does not contribute to or participate in any multiemployer plan (as defined in Section 3(37) of ERISA) (a "Multiemployer Plan");

                 (d) the Seller does not maintain or have any obligation to contribute to or provide any post-retirement health, accident or life insurance benefits to any Seller Employee, other than limited medical benefits required to be provided under Code 4980B;

                 (e) all Plans (and all related trusts and insurance contracts) comply in form and in operation in all respects with the applicable requirements of ERISA and the Code; and

                 (f) with respect to each Plan, all contributions, premiums or payments which are due on or before the Closing Date have been paid to such Plan.

         The "Plans" means all Employee Pension Plans, Employee Welfare Plans, Other Plans and Multiemployer Plans to which the Seller contributes or is a party.

                 4.18     Real Estate.

                 (a) Owned Properties. Seller does not own any real property.

                 (b) Leased Property. Schedule 4.18(b) of the Disclosure Schedules lists and describes briefly all real property leased or subleased to the Seller and all other real property which is used in the Business and not owned by the Seller (the "Leased Real
         Property"). The Seller has delivered to the Purchaser correct and complete copies of the leases and subleases listed on Schedule 4.18(b) of the Disclosure Schedules (collectively, the "Leases"). With respect to the Leased Real Property and each of the Leases:

                          (i) with respect to the Seller, and, to the best knowledge of the Seller, with respect to the other party or parties to such Leases, such Lease is legal, valid, binding, enforceable, and in full force and effect;

                          (ii) such Lease is fully assignable to the Purchaser and will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby and the commencement of the operation of the Business by the Purchaser;

                          (iii) no party to such Lease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration of such lease or sublease;

                          (iv) no party to such Lease has repudiated any provision thereof;

                          (v) there are no disputes, oral agreements, or forbearance programs in effect as to such Lease;

                          (vi) the Seller has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold created pursuant to such Lease;

                          (vii) none of the Leases has been modified in any respect, except to the extent that such modifications are in writing and have been delivered or made available to Purchaser; and

                          (viii)  to the best knowledge of Seller, all
                 buildings, improvements and other structures located upon the Leased Real Property have received all approvals or governmental authorities, including licenses and permits, required in connection with the operation of the Business thereon.

                 4.19     Labor Relations.  Except as set forth on Schedule
4.19 of the Disclosure Schedules, there are no controversies pending or threatened between the Seller and any employee of the Business or any labor or other collective bargaining unit representing or seeking to represent any employee of the Business. The Seller has not committed any unfair labor practice. The Seller is not aware of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employee of the Business. There are no collective bargaining agreements relating to any employees of the Business.

                 4.20 Legal Compliance. The Seller and its Affiliates have complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local and foreign governments and all agencies thereof (other than such laws, rules and regulations where the failure to so comply would not have a material adverse effect on the Seller, the Business or the Purchased Assets), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against the Seller or its Affiliates alleging any failure to so comply.

                 4.21 Environmental Matters. The Seller is in compliance with all Environmental Laws in connection with the ownership, use, maintenance and operation of the real property relating to the Business and otherwise in connection with the operation of the Business, (ii) the Seller has no liability, whether contingent or otherwise, under any Environmental Law with respect to the operations or properties of the Business (including any of the Purchased Assets), (iii) no notices of any violation or alleged violation of, non-compliance or alleged non- compliance with, or any liability under, any Environmental Law relating to the operations or properties of the Business (including any of the Purchased Assets) have been received by the Seller during the past five years, (iv) there are no administrative, civil or criminal actions, suits, claims, proceedings or investigations pending or, to the best knowledge of the Seller, threatened, relating to compliance with or liability under any Environmental Law affecting the Business (including any of the Purchased Assets), and (v) no underground tank or other underground storage receptacle for Hazardous Materials is located on any real property, leased or occupied by the Seller or any of its Affiliates.

                 4.22 Brokers' Fees. Neither the Seller nor any of its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                 4.23 Transactions with Affiliates. Except as specifically set forth in Schedule 4.23 of the Disclosure Schedules, the Seller has not been involved in any business arrangement or relationship with any of its stockholders or Affiliates within the past 12 months, and none of its stockholders or Affiliates own any assets, tangible or intangible (including the Purchased Assets), or provides any service which is used in the Business.

                 4.24 Investment. The Seller (i) understands that the Warrant and the Shares have not been, and will not be, registered under the Securities Act or under any state securities laws, are being offered and sold in reliance upon federal and state exemption, for transactions not involving any public offering, and may not be sold, transferred or otherwise disposed of unless, among other things, they are registered under the Securities Act or are exempt from such registration, (ii) understands that the Purchaser is only obligated to register the Shares in accordance with the terms of Section 9 hereunder, (iii) is acquiring the Warrant and the Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (iv) is a sophisticated investor with knowledge and experience in business and financial matters, (v) has received certain information concerning the Purchaser (including, without limitation, the Purchaser's Annual Report on Form 10-K for the fiscal year ended July 1, 1995, the Purchaser's 1995 Annual Report to Stockholders, the Proxy Statement prepared by the Purchaser for use in connection with its 1995 Annual Meeting of Stockholders and its Special Meeting of Stockholders to be held on June 25, 1996 and the Purchaser's Quarterly Reports on Form 10-Q for the quarters ended September 30, December 30, 1995 and March 30, 1996 respectively) and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, (vi) is able to bear the economic risk and lack of liquidity inherent in holding the Shares, (vii) understands that the certificates for the Shares will bear restrictive legends which, among other things, restrict the transfer of the Shares, and (viii) is an accredited investor (within the meaning of Regulation D promulgated under the Securities
Act) for the reasons set forth on Schedule 4.24 of the Disclosure Schedules. Except as specifically set forth in Schedule 4.24 of the Disclosure Schedules, neither the Seller nor any of its Affiliates currently owns nor at any time within the calendar year 1995 or 1996 has owned any shares of capital stock of the Salton.

                 4.25 Insurance. Schedule 4.25 of the Disclosure Schedules contains a description of each insurance policy maintained by the Seller with respect to its properties, assets or business, and each such policy is in full force and effect. The Seller is not in default of any obligation pursuant to any insurance policy maintained by it.

                 4.26 Completeness of Disclosure. No representation or warranty by the Seller or the Stockholder in, or required by, the Transaction Documents or any certificate, schedule, document or instrument delivered or to be delivered to the Purchaser upon the execution of the Transaction Documents, upon the Closing or otherwise in connection with the transactions contemplated by the Transaction Documents contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading. There is no fact that the Seller or the Stockholder have not disclosed to the Purchaser in writing that the Seller or the Stockholder presently believes has or will have (i) a material adverse effect on the Business or (ii) a material adverse effect on the ability of the Seller or the Stockholder to perform their obligations under the Transaction Documents to which they are party.

                 Section 5. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5).

                 5.1 Organization of the Purchaser. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                 5.2 Authorization of Transaction. The Purchaser has full power and authority (including full corporate power and authority) to execute and deliver the Transaction Documents and to perform its obligations pursuant to the Transaction Documents. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated by the Transaction Documents, have been duly and effectively authorized by its Board of Directors and no other corporate action is necessary for the execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation by the Purchaser and Salton of the transactions contemplated by the Transaction Documents. Each of the Transaction Documents constitutes the valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms and conditions.

                 5.3 Noncontravention. Except as specifically set forth on Schedule 5.3 of the Disclosure Schedules, the execution and the delivery of the Transaction Documents to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated by the Transaction Documents, will not (i) conflict with or result in the breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any governmental entity pursuant to, the charter or bylaws of the Purchaser or any agreement, instrument or other document or any Legal Requirement to which the Purchaser or any of its assets are subject.

                 5.4 Shares. The Shares, upon issuance and delivery as provided hereunder, will be validly issued, fully paid, and non-assessable, free and clear of any options, redemption agreements, preemptive rights, restrictions or other Liens, other than those created, described or otherwise provided for in this Agreement.

                 5.5 Brokers' Fees. Except as set forth in Section 5.5 of the Disclosure Schedules, the Purchaser does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                 Section 6. Post-Closing Covenants. The parties agree as follows as of and with respect to the period following the Closing Date:

                 6.1      Further Assurances.

                 (a) From time to time after the Closing Date, the Seller (and if necessary, the Stockholder) will execute and deliver such other instruments of conveyance, assignment, transfer and delivery and will take such other actions as the Purchaser may reasonably request in order to more effectively transfer, convey, assign, and deliver to the Purchaser, and to place the Purchaser in possession and control of, any of the Business or the Purchased Assets, or to enable the Purchaser to exercise and enjoy all rights and benefits of the Seller and the Stockholder (if any) with respect thereto.

                 (b) From and after the Closing Date the Purchaser may use any promotional or other literature, packaging, advertising or other documents, or other Purchased Assets transferred to it by Seller pertaining to the Business which includes the name "Block China" or any names similar thereto. From and after the Closing Date, neither Seller, the Stockholder nor any of their respective Affiliates shall use any such name or any names similar thereto. On the Closing Date, the Seller shall deliver to the Purchaser such forms and other documents as are necessary to change its name to a name which bears no resemblance to its present name.

                 6.2      Post-Closing Consents; Nonassignable Contracts.

                 (a) If requested by the Purchaser after the Closing Date with respect to any Contract, the Seller and the Stockholder will cooperate with the Purchaser to obtain any third party consents with respect to such Contract that was not obtained prior to the Closing Date and that is required to transfer and assign such Contract to the Purchaser in connection with the transactions contemplated by this Agreement. To the extent that the transfer or attempted transfer of any Contract would constitute a breach or a violation of any law, rule or regulation, nothing in this Agreement will constitute a transfer or an attempted transfer thereof or the assumption by the Purchaser of any liabilities or obligations arising thereunder or otherwise relating thereto (the parties hereby agreeing that all such liabilities and obligations shall be deemed to be Excluded Liabilities and shall not constitute an Assumed Liability, anything herein to the contrary notwithstanding).

                 (b) In the event that any required consent with respect to a Contract is not obtained on or prior to the Closing Date or pursuant to Section 6.2(a) above, upon the request of the Purchaser with respect to any such Contract, the Seller and the Stockholder will use their best efforts to (i) provide to the Purchaser the benefits of the applicable Contract, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Purchaser without incurring any obligation to any other party other than to provide such benefits to the Purchaser, and (ii) enforce at the request of the Purchaser, and for the account of the Purchaser, any rights of the Seller arising from any such Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of the Purchaser).

                 6.3      Litigation Support.

                 In the event and for so long as any party is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstances, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Business, the other parties will cooperate with the contesting or defending party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to their books and records as may be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 8).

                 6.4      Agreements Regarding Tax Matters.

                 (a) The Seller and the Purchaser will each provide the other party with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, audit or other examination by any taxing authority, or judicial or administrative proceeding relating to liability for Taxes, will each retain and provide to the other party all records and other information which may be relevant to any such Tax Return, audit or examination, proceeding or determination, and will each provide the other party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other party for any period. Without limiting the generality of the foregoing, each of the Purchaser and the Seller will retain, until the expiration of the applicable statutes of limitation (including any extensions thereof) copies of all Tax Returns, supporting work schedules and other records relating to tax periods or portions thereof ending prior to or on the Closing Date.

                 (b) The Purchaser and the Seller agree that the transactions contemplated by this Agreement constitutes a sale of a trade or business within the meaning of Section 41(f)(3) of the Code. The Seller agrees to provide to the Purchaser upon request all information necessary in order to permit the Purchaser to apply the provisions of Section 41(f)(3)(A) of the Code and an affidavit of the Seller's non-foreign status pursuant to Section 1445(b)(2) of the Code. The Seller agrees to furnish to the Purchaser upon request clearance certificates or similar documents that may be required by any state, local or other taxing authority in order to relieve the Purchaser of any obligations to withhold any portion of the Purchase Price.

                 6.5 Confidential Information. The Seller, the Stockholder and their respective Affiliates will treat and hold as such, and will not use for the benefit of themselves or others, any Confidential Information; provided that this Section 6.5 will not apply to the disclosure by the Seller or the Stockholder of any information (i) which, at the time of disclosure, is available publicly through no fault of the Seller, the Stockholder or any their Affiliates, or (ii) which is required to be disclosed under any applicable statute, rule, regulation or order of a court of competent jurisdiction, or (iii) which is disclosed on a confidential basis to the Seller's attorneys, accountants or investment bankers.

                 6.6      No Solicitation; Non-Compete.

                 (a) For a period of three years after the Closing Date, each of the Seller, the Stockholder and their respective Affiliates will not, directly or indirectly, solicit any employee of the Business or encourage any employee of the Business to leave the employment of the Business.

                 (b) Each of the Seller and the Stockholder hereby covenants and agrees, jointly and severally, that for a period of sixty (60) months from and after the Closing Date (the "Non-Compete Period") neither they, nor any of their respective Affiliates, shall, directly or indirectly, whether as a principal, partner, shareholder, joint venturer, consultant, agent, proprietor, creditor or otherwise, engage in any commercial activity or pursuit whatsoever which may in any way be in competition or conflict with any business which competes with the products and business which comprised the Business as of the Closing Date or at any time during the 60 month period preceding the Closing Date in any market or geographic area in which the Seller or its Affiliates is then conducting the Business or has conducted the Business at any time during the immediately preceding five year period. Except as provided in the immediately preceding sentence, each of the Seller and the Stockholder hereby further covenants and agrees, jointly and severally, that during the Non-Compete Period, neither they, nor any of their respective Affiliates, shall, directly or indirectly, on their behalf or on behalf of any other person, firm, partnership or corporation pursue any party which is at that time or was at any time during the prior 60 month period a customer of the Seller or its Affiliates for the purpose of soliciting and/or providing to any such party products, goods and services of the nature and type provided or sold by the Seller or its Affiliates. Nothing herein shall prohibit the Stockholder from owning any stock of the Purchaser or from being employed by the Purchaser.

                 6.7 Injunctive Relief. The Seller and the Stockholder agree that the prohibitions and restrictions of Sections 6.5 and 6.6 are reasonable under the circumstances and necessary to protect the economic position of the Purchaser regarding the purchase of the Purchased Assets, and that the remedy at law for any breach by any of them would be inadequate and the Purchaser would be entitled to injunctive relief in such a case.

                 6.8 Termination of Employees. As of 12:00 midnight on the Closing Date, the Seller will terminate all employees of the Business, and the Purchaser in its discretion may hire all, some or none of such employees on such terms as the Purchaser is able to negotiate. If requested by the Purchaser, the Seller will cooperate with the Purchaser in negotiating with and hiring said employees and will not in any way attempt to dissuade any employee from accepting employment with the Purchaser or otherwise interfere with the Purchaser employing such employee. The Seller agrees to provide all of the Seller's affected employees the notice required by ERISA Section 606 ("COBRA Notice") and any applicable rights granted under ERISA Sections 601 through
609. The COBRA Notice shall be provided in a timely manner to comply with current law.

                 6.9 Property Taxes. Real and personal property Taxes for a taxable period that includes the Closing Date shall be prorated between the Seller and the Purchaser according to the number of days in such taxable period after the Closing Date. The period to which a Tax paid in advance or paid in arrears relates shall be determined under applicable federal, state, local or foreign Tax law. As and when such real and personal property Taxes become due and payable, the Purchaser shall pay the Seller's portion on behalf of the Seller provided, however, that the Seller shall promptly reimburse the Purchaser for the amount of such payment upon written notice from the Purchaser. The Seller and the Stockholder shall be jointly and severally liable for any amounts due and owing to the Purchaser pursuant to this Section 6.9.

                 6.10     Collection of Accounts Receivable.

         (a) Promptly after the Closing, the Seller shall prepare and deliver to the Purchaser a list of all Accounts Receivable outstanding on the Closing Date. For a period of five (5) months after the Closing Date (the "Collection Period"), the Purchaser shall use its reasonable efforts to collect the Accounts Receivable. The Purchaser may, but shall not be obligated to, use a collection agency or commence legal actions in connection with such collection efforts. The Purchaser agrees to consult with the Stockholder prior to commencing any such legal actions. The Purchaser shall maintain complete records of all customer payments received by the Purchaser. The Seller may, but shall not be obligated to, use a collection agency or commence legal actions in an effort to collect the Accounts Receivable during the Collection Period upon reasonable notice to the Purchaser. In the event that (i) the amount of Accounts Receivable collected by the Purchaser as of the end of the Collection Period is less than the book value of the Accounts Receivable (net of reserves) as set forth on the Closing Date Balance Sheet and (ii) the substitution of the amount of Accounts Receivable actually collected for the book value of the Accounts Receivable (net of reserves) as set forth on the Closing Date Balance Sheet would have caused the book value of the Purchased Assets less the Assumed Liabilities as reflected on the Closing Date Balance Sheet to be less than ($129,000) or increased the amount by which the book value was less than ($129,000), then the Seller shall pay to the Purchaser the amount of such deficiency or increased deficiency within five (5) days after the Seller's receipt of written notice from the Purchaser setting forth in reasonable detail the calculation of such amount.

         (b) In the event that any payment received by the Purchaser during the Collection Period is remitted by a customer which is indebted under both Accounts Receivable and an account receivable arising out of the sale of inventory in the ordinary course of business after the Closing Date (a "New Receivable"), such payments shall first be applied to the Accounts Receivable due from such customer and the balance remaining after payment in full of all Accounts Receivable due from such customer shall be applied to the New Receivable; provided, however, that (i) with respect to any Account Receivable being contested or disputed by the payor thereof no portion of the amount in dispute shall be deemed to have been collected by the Purchaser in respect of the Account Receivable due from such customer (unless otherwise directed by the customer) until all amounts owed by such customer to the Purchaser for New Receivables have been paid or such dispute has been resolved, whichever occurs first (it being understood that undisputed amounts of Accounts Receivable shall be applied in accordance with the priorities set forth above in this Section) and (ii) the foregoing priorities shall not apply to sums received by the Purchaser which are specifically identified by the customer as being tendered in payment of a New Receivable.

         (c) The Seller hereby authorizes the Purchaser to open any and all mail addressed to the Seller (if delivered to the Purchaser) if received on or after the Closing Date and prior to the expiration of the Collection Period and hereby grants to the Purchaser a power of attorney to endorse and cash any checks or instruments made payable or endorsed to the Seller or its order and received by the Purchaser.

         (d) The Seller agrees that it will forward promptly to the Purchaser any monies, checks or instruments received by the Seller after the Closing with respect to the Accounts Receivable.

         (e) The Seller and the Stockholder shall be jointly and severally liable for any amounts due and owing to the Purchaser pursuant to this Section 6.10.

                 6.11 Repayment of Debt. The Purchaser agrees that promptly after the Closing, and in any event within five (5) days after the Closing, the Purchaser will repay each of the Bank and LBS all amounts due and owing such lender pursuant to the Loan Agreement as set forth in the pay-off letter to be delivered by such lender pursuant to Section 7.1(k).

                 6.12 Moving Expense. The Seller agrees to promptly pay the Purchaser $25,000 in the event that Purchaser relocates the New Jersey warehouse facility currently used by the Business within one year from the Closing Date. The Seller and the Stockholder shall be jointly and severally liable for any amounts due and owing to the Purchaser pursuant to this Section 6.12.

                 6.13 Transition Employees. The Seller agrees that it will, for up to 90 days after the Closing Date and at the request of the Purchaser, maintain on its payroll at current salary and benefit levels up to ten current employees of the Seller which the Purchaser desires to perform services for the Business. The Purchaser agrees to reimburse the Seller for the salary, social security, taxes and other benefits which are paid by the Seller to such employees for such services which are performed after the Closing Date; provided, however, that the Purchaser will in no event be responsible for any vacation or severance payments to such employees.

                 Section 7.       Closing Conditions.

                 7.1 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                 (a) the representations and warranties of the Seller and the Stockholder set forth in the Agreement and in any Disclosure Schedules or any other documents delivered by the Seller, the Stockholder or any of their respective Affiliates, agents or representatives to the Purchaser or its agents or representatives pursuant to, in contemplation of or otherwise in connection with the transactions contemplated hereunder will be true and correct in all material respects at and as of the Closing Date;

                 (b) there will not have been any material adverse change in or affecting the Seller subsequent to the date of the Interim Balance Sheet;

                 (c) the Seller and the Stockholder will have performed and complied with all of their covenants hereunder or under any other agreements or documents delivered by them in connection with or in contemplation of the transactions provided for hereunder in all material respects through the Closing;

                 (d) the consummation of the transactions contemplated by this Agreement will not be prohibited by any Legal Requirement of any arbitrator or governmental entity or subject the Purchaser, the Business or the Purchased Assets to any penalty or liability arising under any applicable Legal Requirement or imposed by any governmental entity;

                 (e) no action, suit or proceeding will be pending or threatened before any governmental entity the result of which could prevent or prohibit the consummation of the transactions contemplated by this Agreement or adversely affect the Purchaser's right to acquire or hold the Purchased Assets or conduct the Business or the Seller's performance of its obligations pursuant to this Agreement, and no judgment, order, decree, stipulation, injunction or charge having any such effect will exist;

                 (f) all filings, notices, licenses, consents, authorizations, accreditations, waivers, approvals and the like of, to or with any governmental entity or any other person or entity that are required for the consummation of the transactions contemplated by this Agreement or the ownership of the Purchased Assets or the conduct of the Business by the Purchaser thereafter will have been duly made or obtained;

                 (g) the Seller will have delivered to the Purchaser a certificate signed by its principal executive and principal financial officer to the effect that each of the conditions specified in Section 7.1(a), (b),(c) and (f) are satisfied in all respects;


                 (h) the Seller will have delivered to the Purchaser the Bill of Sale in the form of Exhibit C attached to this Agreement;

                 (i) the Stockholder shall have entered into an Employment Agreement with Salton in the form of Exhibit D attached to this Agreement;

                 (j) counsel to the Seller and the Stockholder, Johnson & Bell, Ltd., will have delivered to the Purchaser an opinion in form and substance as set forth in Exhibit E, dated as of the Closing Date;

                 (k) the Seller will have obtained from each of the Bank and LBS: (i) a pay-off letter with respect to all amounts due and owing such lender pursuant to the Loan Agreement as of the Closing Date; and (ii) a letter in the form of Exhibit F executed by such lender and Form UCC-3 releasing all liens on the Seller's assets executed by such lender to be delivered upon payment by the Purchaser to such lender of amounts due and owing such lender pursuant to the pay-off letter;

                 (l) the Seller will have obtained from the CIT Group: (i) a letter terminating without penalty its Factoring Agreement with the Seller and reassigning to the Seller all of its rights or interests in the Seller's accounts receivables; and (ii) Form UCC-3 releasing all liens on the Seller's assets;

                 (m) the Seller will have delivered to the Purchaser copies, certified by the Secretary or an Assistant Secretary of the Seller, of resolutions of the Board of Directors of the Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby;

                 (n) the Seller will have delivered to the Purchaser a certificate (dated not less than five (5) business days prior to the Closing) of the Secretary of State of the State of New York as to the good standing of the Seller in the State of New York; and

                 (o) all actions to be taken by the Seller and the Stockholder in connection with consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby, including documents acceptable for recordation in the United States Patent and Trademark Office, the United States Copyright Office and any other similar government entity, will be reasonably satisfactory in form and substance to the Purchaser.

The Purchaser may waive any condition specified in this Section 7.1 if they execute a writing so stating at or prior to the Closing.

                 7.2 Conditions to Obligation of the Seller and the Stockholder. The obligation of each of the Seller and the Stockholder to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                 (a)      the representations and warranties set forth in
         Section 5 will be true and correct in all material respects at and as of the Closing Date;

                 (b) the Purchaser will have performed and complied with all of its respective covenants hereunder in all material respects through the Closing;

                 (c) the consummation of the transactions contemplated by this Agreement will not be prohibited by any Legal Requirement of any arbitrator or governmental entity;

                 (d) no action, suit or proceeding will be pending or threatened before any governmental entity the result of which could prevent or prohibit the consummation of the transactions contemplated by this Agreement;

                 (e) the Purchaser will have delivered to the Seller a certificate signed by its principal executive officer and principal financial officer to the effect that each of the conditions specified in Section 7.2(a) and (b) are satisfied in all respects;

                 (f) the Purchaser will have delivered to the Seller the Assumption Agreement in the form of Exhibit G attached to this Agreement;

                 (g) counsel to the Purchaser, Sonnenschein Nath & Rosenthal, will have delivered to the Seller and the Stockholder an opinion in form and substance as set forth in Exhibit H, dated as of the Closing Date;

                 (h) the Purchaser will have delivered to the Seller copies, certified by the Secretary or an Assistant Secretary of the Purchaser, of resolutions of the Board of Directors of the Purchaser authorizing the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and

                 (i) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, instruments and the documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller and the Stockholder.

The Seller and the Stockholder may waive any condition specified in this
Section 7.2 if they execute a writing so stating at or prior to the Closing.

                 Section 8.       Remedies for Breaches of this Agreement.

                 8.1 Survival. All of the representations and warranties of the parties contained in this Agreement, in any document to be delivered pursuant to this Agreement, in any document delivered in connection with the Closing, or in any other document delivered or to be delivered in connection with the transactions contemplated hereunder will survive the Closing, regardless of any investigation made by any of the parties hereto.

                 8.2      Indemnification.

                 (a) The Seller and the Stockholder, jointly and severally, agree to indemnify and hold each of the Purchaser and its Affiliates, stockholders, officers, directors, employees, agents and successors and assigns (collectively, the "Purchaser Indemnitees") harmless against and in respect of (i) all obligations and liabilities of the Seller or the Stockholder, whether accrued, absolute, fixed, contingent or otherwise, not expressly assumed by the Purchaser pursuant to this Agreement, (ii) any loss, liability or damage incurred or sustained by any Purchaser Indemnitee as a result of any breach by the Seller or the Stockholder of this Agreement, including, without limitation, any breach of any of the representations, warranties and covenants contained herein or in certificates or other documents delivered hereunder or pursuant hereto or otherwise in connection with the transactions contemplated hereby,
         (iii) any loss, liability, penalties, interest or other damage incurred in connection with this Agreement under any bulk sales law,
         (iv) any loss, liability, penalties, interest or other damage incurred or sustained by any Purchaser Indemnitee with respect to any matters disclosed in Schedule 4.1 of the Disclosure Schedules, and (v) all reasonable out-of-pocket costs and expenses (including reasonable attorneys' and accountants' fees) incurred by any Purchaser Indemnitee in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this
         Section 8.2(a).

                 (b) The Purchaser agrees to indemnify and hold each of the Seller, the Stockholder, and their respective Affiliates, stockholders, officers, directors, employees, agents and successors and assigns (collectively, the "Seller Indemnitees") harmless against and in respect of (i) all obligations and liabilities arising under the Assumed Liabilities from and after the Closing Date, (ii) any loss, liability or damage incurred or sustained by any Seller Indemnitee as a result of any breach by the Purchaser of this Agreement, including, without limitation, any breach of any of the representations, warranties and covenants contained herein or in certificates or the documents delivered hereunder or pursuant hereto or otherwise in connection with the transactions contemplated hereby, and (iii) all reasonable out-of-pocket costs and expenses (including reasonable attorneys' and accountants' fees) incurred in connection with any action, suit, proceeding, demand, assessment or judgment incident to any of the matters indemnified against in this Section 8.2(b).

                 (c) Any amounts required to be paid hereunder by the Seller or the Stockholder to any Purchaser Indemnitee, on the one hand, or by the Purchaser to any Seller Indemnitee, on the other hand, shall be paid by delivery of certified or official bank check within fifteen (15) business days after written demand therefor from the party entitled hereunder to such payment and, if not paid within such period, shall accrue interest until paid at the rate of 2% over the prime rate announced from time to time by the LaSalle National Bank. Notwithstanding anything to the contrary contained in this Agreement, in the event the Seller or the Stockholder fails, for any reason whatsoever, to pay any amount or amounts required to be paid hereunder by the Seller or the Stockholder to any Purchaser Indemnitee within the period set forth in the immediately preceding sentence, the Purchaser shall have the absolute right (in addition to all other rights or remedies available to them and any Purchaser Indemnitee with respect to such failure) to deduct such amount or amounts from any amounts payable by it to Seller, the

         Stockholder or any of their Affiliates at any time under the terms of this Agreement or any other agreement or contract entered into pursuant to this Agreement or otherwise in connection with the transactions contemplated hereunder, including without limitation any amounts payable by the Purchaser under Section 2.4 or pursuant to the Note. Any such deduction shall not constitute a default by either the Purchaser under any of the other terms and conditions of this Agreement or such other agreements or contracts.

                 (d) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person or entity who is not a party to this Agreement, the indemnifying party at its sole cost and expense may, upon written notice to the indemnified party, assume the defense of any such claim or legal proceeding with counsel reasonably satisfactory to the party asserting such indemnification claim if the indemnifying party acknowledges in writing its obligations to indemnify the indemnified party with respect to all elements of such claim. The indemnified party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. Notwithstanding the foregoing, the indemnifying party will pay the reasonable fees and expenses of legal counsel retained by the indemnified party if (i) the indemnified party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counsel from representing both the indemnified party and the indemnifying party, or (ii) the indemnifying party has failed or is failing to prosecute or defend vigorously such claim. If the indemnifying party does not assume the defense of any such claim or litigation resulting therefrom, (a) the indemnified party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the indemnifying party, on such terms as the indemnified party may deem appropriate, and (b) the indemnifying party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

                 (e) Anything in this Section 8.2 to the contrary notwithstanding, no party shall be entitled to indemnification under this Section 8.2 unless the claim therefor is made in writing to the party from whom such indemnification is being sought on or before 12:00 midnight on the date which is the second anniversary of the Closing Date, except for indemnification claims hereunder by any Purchaser Indemnitee for or in respect of any of the following: (i) any environmental liabilities of the Seller or its Affiliates arising out of events prior to the Closing, including liabilities for violations of Environmental Laws or for the generation, storage, presence, use, handling, treatment, transportation, release or disposal of Hazardous Materials; (ii) any liabilities or obligations (whether assessed or unassessed) of the Seller, the Stockholder or any of their respective Affiliates for any Taxes, including any Taxes arising by reason of the transactions contemplated herein, as of or for any period ending on or prior to the Closing Date; or (iii) any matter which is based on willful fraud by the Seller or the Stockholder. The remedies in this Section 8.2 shall be in addition to and not in lieu of any other remedies available to the parties under this Agreement or otherwise by law.

                 (f) Anything in this Section 8.2 to the contrary notwithstanding, (i) neither the Seller and the Stockholder, on the one hand, nor the Purchaser, on the other hand, shall be obligated to indemnify the Purchaser Indemnitees or the Seller Indemnitees, respectively, pursuant to this Section 8 except and only to the extent that claims for indemnification by such Indemnitees under this Section 8 exceed in the aggregate $25,000; and (ii) in the event (A) that the amount of Accounts Receivable actually collected pursuant to Section
         6.2 exceeds the book value of the Accounts Receivable (net of reserves) as set forth on the Closing Date Balance Sheet and (B) the substitution of the amount of Accounts Receivable actually collected for the book value of the Accounts Receivable (net of reserves) as set forth on the Closing Date Balance Sheet would have caused the book value of the Purchased Assets less the Assumed Liabilities as reflected on the Closing Date Balance Sheet to be greater than ($129,000) or increased the amount by which the book value was greater than ($129,000), then the amount of such excess or increased excess shall be set-off against any claim for indemnification under this
         Section 8 resulting from a breach of  Section 4.9.

         Section 9.       Piggyback Registrations.

                 9.1 Request for Registration. At any time after the date hereof that the Purchaser proposes to register any Common Stock for sale solely for cash, either for its own account or for the account of a stockholder or stockholders (a "Salton Registration"), the Purchaser shall give the Seller written notice of its intention to do so and of the intended method of sale (the "Registration Notice") not fewer than fifteen (15) days prior to the anticipated filing date of the registration statement effecting such Salton Registration. The Seller may request inclusion of any Shares in such Salton Registration by delivering to the Purchaser, within ten (10) days after receipt of the Registration Notice, a written notice (the "Piggyback Notice") stating the number of Shares proposed to be included and that such Shares are to be included in any underwriting only on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such Registration. The Purchaser shall use its reasonable efforts to cause all Shares specified in the Piggyback Notice to be included in the Salton Registration and any related offering, all to the extent requisite to permit the sale by the Seller of such Shares in accordance with the method of sale applicable to the other shares of Common Stock included in the Salton Registration. The Seller shall furnish to the Purchaser such information regarding the distribution of the Shares and such other information concerning the Seller which is required to be disclosed in the Registration as the Purchaser may from time to time reasonably request.

                 9.2      Limitations on Piggyback Registrations.   The
Purchaser's obligation to include Shares in the Salton Registration pursuant to
Section 9.1 shall be subject to the following limitations:

                 (a) The Purchaser shall not be obligated to include any Shares in a registration statement (i) filed on Form S-4 or Form S-8 or such other similar successor forms then in effect under the Securities Act, (ii) pursuant to which the Purchaser is offering to exchange its own securities, or (iii) relating to dividend reinvestment plans.

                 (b) If the managing underwriter(s), if any, of an offering related to Salton Registration determines in its reasonable judgment that marketing factors require a limitation of the number of shares of Common Stock that can be included in such offering, the managing underwriter(s) may exclude the appropriate number of shares of Common Stock held by the stockholders of the Purchaser, including the Seller, from such registration. If the managing underwriter(s) determines to exclude from such offering any Shares that the Seller desires to include or any shares of Common Stock that other stockholders of the Purchaser with applicable registration rights desire to include, the Seller and such other stockholders of the Purchaser (except for such person or persons, if any, upon whose demand such Registration is being made) shall share pro rata in the portion of such offering available to them (the "Available Portion"), with the Seller and each such other stockholder of the Purchaser entitled to include in such Salton Registration and related offering a number of shares of Common Stock equal to the product of (i) the Available Portion and
(ii) a fraction, the numerator of which is the total number of Shares (in the case of the Seller) or shares of Common Stock entitled to inclusion in such Salton Registration and related offering (in the case of other stockholders of the Purchaser desiring inclusion), and the denominator of which is the total of the number of Shares and shares of Common Stock entitled to inclusion in such Salton Registration and related offering owned by stockholders of the Purchaser other than the Seller desiring inclusion.

                 (c) Notwithstanding anything to the contrary set forth herein, the Seller's rights under this Section 9 shall terminate on the first to occur of: (i) with respect to any Shares sold or otherwise transferred or disposed of by the Seller, the date of such sale, transfer or disposition or
(ii) with respect to any Shares, the date on which the Seller, in the written opinion of legal counsel of the Purchaser, would be free to sell, in a single transaction, under Rule 144 or other applicable rule, regulation or exemption, all of such Shares without registration under the Securities Act.

                 9.3 Selection of Underwriter. Any Salton Registration and related offering shall be managed by the Purchaser; the Purchaser shall have the power to select the managing underwriter(s) for such offering, and shall in consultation with the managing underwriter(s) have the power to determine the offering price, the underwriting discounts and commissions, the terms of the underwriting agreement and the timing of the registration and related offering. To the extent that the Seller participates in a Salton Registration and related offering pursuant to Section 9.1, the Seller shall enter into, and sell its Shares only pursuant to, the underwriting arranged by the Purchaser, and shall either commit to attend the closing of the offering and take such other actions as may be reasonably necessary to effect the Seller's participation in the offering and to provide any assurances reasonably requested by the Purchaser and the managing underwriter(s) in that regard, or shall deliver to the Purchaser in custody certificates representing all Shares to be included in the registration and shall execute and deliver to the Purchaser a custody agreement and a power of attorney, each in form and substance appropriate for the purpose of effecting the Seller's participation in Salton Registration and related offering and otherwise reasonably satisfactory to the Purchaser. If the Seller disapproves of the features of Salton Registration and related offering, the Seller may withdraw therefrom (in whole or part) by written notice to the Purchaser and the managing underwriter(s) delivered no later than ten (10) days prior to the effectiveness of the applicable registration statement and the Shares of the Seller shall thereupon be withdrawn from such registration.

                 9.4 Expenses. In connection with the registration of the Shares made pursuant to this Section 9, the Purchaser shall pay all costs and expenses of the registration. The Seller, however, shall be solely responsible for (i) any underwriting discounts, commission, fees, expenses or other costs (including any taxes) relating to the sale of the Shares, and (ii) any legal fees or other professional fees incurred by it or its Affiliates in connection with the review by its legal counsel and other professionals of the registration statement and other documents and materials prepared, delivered and/or executed in connection therewith.

                 9.5 Transfer of Shares and Assignment of the Registration Rights to the Stockholder. The Seller may transfer any of the Shares to (or instruct the Purchaser that the Shares should be issued to) the Stockholder and may assign its rights under this Section 9 to the Stockholder provided that upon such transfer or issuance, the Stockholder agrees, in writing, to be bound by and subject to all of the terms and conditions of this Section 9.

                 Section 10.      Miscellaneous.

                 10.1 Press Releases and Announcements. No party will issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing Date without the prior written approval of the other parties; provided that any party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other parties prior to making such disclosure).

                 10.2 Expenses. Except as otherwise expressly provided by this Agreement, each of the parties hereto will bear all legal, accounting, investment banking and other expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated; provided that the Stockholder will be responsible for any such expenses incurred by the Seller which exceed $25,000. The Seller and the Purchaser shall each be responsible for 50% of all sales or similar taxes required to be paid by reason of the transfer by the Seller to the Purchaser of the Purchased Assets pursuant to this Agreement.

                 10.3     Arbitration Procedure.

                 (a) The Purchaser and Seller agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of Section 8 (the "Disputes"). Nothing in this Section 10.3 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby acknowledge and agree that, except as otherwise provided in this Section 10.3 or in the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Illinois Arbitration Act.

                 (b) In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after such delivery of such notice, the party delivering such notice of Dispute (the "Disputing Person") may, within 30 business days after delivery of such notice, commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "Notice of Arbitration"). Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

                 (c) The Purchaser and the Seller each shall elect one non-neutral arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "Purchaser's Arbitrator" and the "Seller's Arbitrator," respectively). In the event that either party fails to select an arbitrator as set forth herein within 20 days from the delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other party. Seller's Arbitrator and Purchaser's Arbitrator shall select a third independent, neutral arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this
Section 10.3. If Seller's Arbitrator and Purchaser's Arbitrator are unable to agree on a third arbitrator within 20 days after their selection, Seller's Arbitrator and Purchaser's Arbitrator shall each prepare a list of three independent arbitrators. Seller's Arbitrator and Purchaser's Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by Seller's Arbitrator and Purchaser's Arbitrator.

                 (d) The arbitrator(s) selected pursuant to paragraph (c) will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if the Purchaser submits a claim for $1,000 and if the Seller contests only $500 of the amount claimed by the Purchaser, and if the arbitrator(s) ultimately resolves the dispute by award the Purchaser $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 / 500) to the Seller and 40% (i.e., 200 / 500) to the Purchaser.

                 (e) The arbitration shall be conducted in Chicago, Illinois under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as modified by the agreement of all of the parties to this Agreement. The arbitrator(s) shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration.
The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

                 (f) The Purchaser and the Seller may enforce any Final Determination in any state or federal court located in Chicago, Illinois. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

                 (g)      Any party required to make a payment pursuant to this
Section 10.3 shall pay the party entitled to receive such payment within three days of the delivery of the Final Determination to such responsible party. If any party shall fail to pay the amount of damages, if any, assessed against it within ten (10) days of the delivery to such party of such award, the unpaid amount shall bear interest from the date of such delivery at the rate of 2% over the prime rate announced from time to time by the LaSalle National Bank. Interest on any such unpaid amount shall be compounded monthly, computed on the basis of a 365-day year and shall be payable on demand. In addition, such party shall reimburse the other party for any and all costs or expenses of any nature or kind whatsoever (including but not limited to all attorneys' fees) incurred in seeking to collect such damages or to enforce any such award.

                 10.4 Consent to Amendments. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by the Purchaser, on the one hand, and the Seller and the Stockholder, on the other hand. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of such parties.

                 10.5 Successors and Assigns. No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other parties hereto. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

                 10.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                 10.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

                 10.8 Descriptive Headings. The descriptive headings of this Agreement are inserted for conveniences only and do not constitute a part of this Agreement.

                 10.9 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), one business day after the date when sent to the recipient by reputable express courier service (charges prepaid) or two business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the Purchaser, the Seller and the Stockholders at the addresses indicated below:

         If to the
         Purchaser:               Salton/Maxim Housewares, Inc.
                                  550 Business Center Drive
                                  Mount Prospect, IL  60056
                                  Attention:  William B. Rue
                                  Telecopy No.:  (708) 803-8080


         With a copy (which
         will not constitute
         notice to):              Sonnenschein Nath & Rosenthal
                                  8000 Sears Tower
                                  Chicago, IL  60606
                                  Attention:  Neal Aizenstein
                                  Telecopy No.:  (312) 876-7934

         If to the Seller
         or the Stockholder:      Block China Corporation
                                  c/o Robert C. Block
                                  11 East 26th Street
                                  New York, New York  10010
                                  Attention:  Robert C. Block
                                  Telecopy No.: (212) 532-6101


         With a copy (which
         will not constitute
         notice to):              Johnson & Bell, Ltd.
                                  222 North LaSalle Street
                                  Suite 2200
                                  Chicago, Illinois  60601
                                  Attention:  Thomas W. Murphy
                                  Telecopy No.:  (312) 372-9818


                 10.10 No Third-Party Beneficiaries. Except as otherwise expressly provided in this Agreement, this Agreement will not confer any rights or remedies upon any person or entity other than the Purchaser, the Seller and the Stockholder and their respective successors and permitted assigns.

                 10.11 Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

                 10.12 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Any references to any federal, state, local or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

                 10.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                 10.14 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement and the Exhibits and Schedules hereto will be governed by the internal law, and not the law of conflicts, of the State of Illinois.

                 IN WITNESS WHEREOF, the parties hereto have executed and deliver this Agreement as of the date first written above.


                                 SALTON/MAXIM HOUSEWARES, INC.


                                 By:      ____________________________
                                 Its:     ____________________________


                                 BLOCK CHINA CORPORATION


                                 By:      ____________________________
                                 Its:     ____________________________



                                 __________________________________
                                          ROBERT C. BLOCK